Exhibit 10.5(c)

2000 EQUITY INCENTIVE PLAN

OF TARGACEPT, INC.

Restricted Stock Award Agreement

(Service-Based Award)

Name of Participant:	_____________________________

Grant Date:	_____________________________

Number of Shares:	_____________________________

Vesting Begins:	_____________________________

THIS AGREEMENT (together with Schedule A attached hereto, this “Agreement”), made the              day of                                                   (as defined below, the “Grant Date”), between Targacept, Inc., a Delaware corporation (the “Corporation”), and                     , an employee of, or a director or other individual in service to, the Corporation or a related corporation (the “Participant”);

R E C I T A L S :

In furtherance of the purposes of the 2000 Equity Incentive Plan of Targacept, Inc., as amended and as may be hereafter amended (the “Plan”), and in consideration of                                          Dollars ($            ) paid to the Corporation and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:

1. Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth with the Plan.

2. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this Section 2:

(a)	The “Participant” is .

(b)	The “Grant Date” is .

(c)	The “Restriction Period” is the period beginning on the Grant Date and ending on

(d)	The number of shares of Restricted Stock subject to the restricted award granted under this Agreement shall be shares (the “Shares”).

3. Grant of Restricted Award. Subject to the terms of this Agreement and the Plan, the Corporation hereby grants the Participant an award (the “Award”) for that number of Shares of Restricted Stock as is set forth in Section 2.

4. Certificates; Dividends and Voting Rights. A certificate evidencing the Shares shall be issued by the Corporation in the Participant’s name, or at the option of the Corporation, in the name of a nominee of the Corporation, pursuant to which the Participant shall have voting rights and shall be entitled to receive all dividends unless and until the Shares are forfeited pursuant to the provisions of this Agreement. The certificate shall bear a legend evidencing the nature of the Shares, and the Corporation may cause the certificate to be delivered upon issuance to the Secretary of the Corporation or to such other depository as may be designated by the Corporation as a depository for safekeeping until the forfeiture occurs or the Award is vested and earned pursuant to the terms of the Plan and this Award. Upon request of the Administrator, the Participant shall deliver to the Corporation a stock power, endorsed in blank, relating to the Shares. Upon the vesting of the Award, the Corporation shall cause a new certificate or certificates to be issued without legend in the name of the Participant for the Shares.

5. Vesting of Award.

(a)	Subject to the terms of the Plan and the Agreement, the Award shall be deemed earned and vested upon such date or dates, and subject to such conditions, as are described on Schedule A. Without limiting the effect of the foregoing, the Shares subject to the Award may vest in installments over a period of time, if so provided in Schedule A.

(b)	Notwithstanding any other provision of Section 5 herein, the Administrator has sole authority to determine whether and to what degree the Award has vested and been earned and to interpret the terms and conditions of this Agreement and the Plan.

6. Forfeiture of Award. Except as may be otherwise provided in the Plan, in the event that (i) the employment or service of the Participant is terminated or (ii) the Participant fails to attend (either in person or by conference telephone) at least 75% of the regular meetings of the Board of Directors in the one-year period ending                     , and the Participant has not yet earned all or part of the Award pursuant to Section 5 and Schedule A herein, then the Award, to the extent not earned as of the Participant’s termination date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying that portion of the Award that has not yet been earned and vested. The Participant expressly acknowledges and agrees that the termination of his employment or service for any reason other than death or disability shall result in forfeiture of the Award and the Shares to the extent the Award has not been earned and vested as of the date of his termination of service or employment.

7. No Right of Continued Employment or Service. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or a related corporation or to interfere in any way with the right of the Corporation or a related corporation to terminate the Participant’s employment or service at any time. Except as otherwise expressly provided in the Plan or Section 6 or any other provision of this Agreement, all rights of the Participant with respect to the Award shall terminate upon termination of the employment or service of the Participant with the Corporation or a related corporation.

8. Nontransferability of Award. The Award shall not be transferable other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. The Participant shall not sell, transfer, assign, pledge or otherwise encumber (“transfer”) the Shares subject to the Award unless and until all conditions to vesting have been met and such Shares have been issued and any such proposed transfer is permitted pursuant to the Plan and this Agreement.

9. Representations and Warranties of Participant. The Participant represents and warrants to the Corporation that:

(a)	Agrees to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be adverse tax consequences upon acquisition or disposition of the shares subject to the Award, and that the Participant should consult a tax advisor prior to such acquisition or disposition.

(b)	Purchase for Own Account for Investment. Any Shares of Common Stock acquired pursuant to the Award shall be acquired for the Participant’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Participant has no present intention of selling or otherwise disposing of all or any portion of the Shares subject to the Award.

(c)	Access to Information. The Participant has had access to all information regarding the Corporation and its present and prospective business, assets, liabilities and financial condition that the Participant reasonably considers important in making a decision to acquire the Shares subject to the Award, and the Participant has had ample opportunity to ask questions of, and to receive answers from, the Corporation’s representatives concerning such matters and this investment.

(d)	Understanding of Risks. The Participant is fully aware of: (i) the highly speculative nature of the investment in the shares of Common Stock; (ii) the financial hazards involved in investment in the Common Stock; (iii) the lack of liquidity of the Shares subject to the Award and the restrictions on transferability of such Shares; (iv) the qualifications and backgrounds of the management of the Corporation; and (v) the tax consequences of investment in the shares of Common Stock. The Participant is capable of evaluating the merits and risks of this investment, has the ability to protect his own interests in this transaction and is financially capable of bearing a total loss from this investment.

(e)	No General Solicitation. At no time was the Participant presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale or purchase of the Shares subject to the Award.

(f)

Compliance with Securities Laws. The Shares subject to the Award have not been registered with the Securities and Exchange Commission (“SEC”) under the Securities Act and, notwithstanding any other provision of this Agreement or the Plan to the contrary, the right to acquire any shares subject to this Award is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. The Participant agrees to cooperate with the Corporation to ensure compliance with such laws.

(g)	No Transfer Unless Registered or Exempt. None of the Corporation’s securities is presently publicly traded, and the Corporation has made no representation, covenant or agreement as to whether there will be a public market for any of its securities. The Participant understands that he may not transfer any Shares subject to the Award unless such Shares are registered under the Securities Act and qualified under applicable state securities laws or unless, in the opinion of counsel to the Corporation, exemptions from such registration and qualification requirements are available. The Participant understands that only the Corporation may file a registration statement with the SEC and that the Corporation is under no obligation to do so with respect to the Shares subject to the Award. The Participant has also been advised that exemptions from registration and qualification may not be available or may not permit the Participant to transfer all or any of the Shares subject to the Award in the amounts or at the times proposed by him. The Participant also agrees in connection with any registration of the Corporation’s securities that, upon the request of the Corporation or the underwriters managing any public offering of the Corporation’s securities, the Participant will not sell or otherwise dispose of any shares without the prior written consent of the Corporation or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Corporation or the underwriters may specify.

(h)	Income Tax Consequences. The Corporation has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences.

10. Other Restrictions on Award and Shares.

(a)	As a condition to the issuance and delivery of shares subject to the Award, or the grant of any benefit pursuant to the terms of the Plan, the Corporation may require the Participant or other person to become a party to a stockholders agreement, buy-sell agreement, redemption agreement, repurchase agreement or other agreement between the Corporation and stockholders of the Corporation or among stockholders of the Corporation or such other agreements imposing such restrictions as may be required by the Corporation. Without in any way limiting the effect of the foregoing, the Participant hereby expressly acknowledges and agrees that the Corporation shall require, prior to the issuance of any shares pursuant to this Agreement, that the Participant become a party to that certain Second Amended and Restated Stockholders Agreement dated as of November 26, 2002, by and among Targacept, Inc. and the stockholders thereof, as amended.

(b)

The Corporation may impose such restrictions on the Award and any Shares issuable pursuant to the Award as it may deem advisable, including without limitation restrictions under the federal securities laws, or the requirements of any stock exchange or similar organization or any blue sky or state securities laws applicable to such Shares. Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation will be under no obligation to register the shares of Common Stock with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Corporation will have no liability for any inability or failure to do so. The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the Award in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

11. Withholding. The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation the amount of any federal, state, local or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Award and delivery of the shares, to satisfy such obligations.

12. Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator (as such term is defined in the Plan), and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding.

13. Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

14. Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the principles of conflict of laws.

15. Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be modified or amended only by the written agreement of the parties hereto. The waiver by the Corporation of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

16. No Rights as Stockholder. Except as may be provided in Section 4 herein, the Participant and his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to the Award and shall not have any rights of a stockholder unless and until certificates for such shares have been issued and delivered to him or them.

17. Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Corporation’s records, or if to the Corporation, at the Corporation’s principal office.

18. Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Corporation and by the Participant on the day and year first above written.

TARGACEPT, INC.

By:
Name:
Title:

Attest:

Secretary

[Corporate Seal]

PARTICIPANT

_____________________

2000 EQUITY INCENTIVE PLAN

OF TARGACEPT, INC.

Restricted Stock Award Agreement

(Service-Based Award)

SCHEDULE A

Grant	Date: .

Number of Shares Subject to Award:                      shares.

Restriction Period: The Shares subject to the Award shall vest and be earned in installments, as provided below, subject to Section 6 and such other terms and conditions as may be imposed by the Plan and this Agreement:

Date of Vesting	Percentage of Shares Vested
___________________	100.00%